LOAN AND PLEDGE AGREEMENT

     AGREEMENT made as of April 1, 1999 between 800 TRAVEL SYSTEMS. INC., a Delaware corporation having its principal office at 4803 Gunn Highway, Tampa, Florida 33624 (the "Company") and MARK MASTRINI, residing at 4711 Troydale Road, Tampa, Florida 33615 ("Executive").


                                R E C I T A L S
                                - - - - - - - -

     A. Executive is a key member of management of the Company.

     B. Executive has requested a loan from the Company to be repaid on a non-recourse basis as set forth in this Agreement.

     C. The Company is willing to make the loan to the Executive as requested on the terms provided in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. THE LOAN AND NOTE

     1.1 THE LOAN. Simultaneously with the execution of this Agreement, (i) the Company will lend to the Executive the sum of Sixty Thousand Dollars ($60,000) (the "Loan") and (ii) the Executive will execute and deliver to the Company a Non-Recourse Non-Negotiable Promissory Note in the form of Exhibit A hereto (the "Note"), in the principal amount of $60,000, bearing interest at the rate of eight percent (8%) per annum and payable as provided in the Note.

     1.2 PAYMENT AND/OR FORGIVENESS OF THE LOAN. (a) If Executive is employed by the Company as of January 1,2000, the Company shall forgive and forbear repayment of


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Thirty Thousand Dollars ($30,000) of principal indebtedness under the Note,
PROVIDED all interest accrued on the original principal amount of the Note from the date of the Note to January 1, 2000 shall remain outstanding.

          (b) If Executive is employed by the Company as of January 1, 2001, the Company shall forgive repayment of all remaining indebtedness under the Note.

          (c) If Executive's employment with the Company shall terminate prior to January 1, 2001 and:

               (i) such termination is by the Company "without cause" or any other justification, as a result of a change in control or by you with "good reason," all amounts due under the Note shall be forgiven;

               (ii) such termination is the result of your death or disability, all amounts due under the Note shall be forgiven.

          (d) Any and all amounts of indebtedness under the Note which are not forgiven by the Company pursuant to paragraph (a), (b) or (c) above, including all interest accrued thereon, shall be paid by the Executive to the Company on April 1, 2001.

Section 2. PLEDGE

     2.1 PLEDGE OF STOCK. Executive hereby pledges with the Company as collateral security for the due and punctual payment of the Note in accordance with its terms, Twelve Thousand (12,000) shares of common stock, par value $.01 per share, of the Company, together with any other securities or property which may be receivable, or distributable with respect thereto at any time hereafter (collectively, the "Shares"). The Executive is simultaneously with the execution hereof delivering Certificates No. __ representing the Shares, endorsed in blank.



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If, at any time or from time to time, the fair market value of the shares of stock pledged to the Company by Executive is less than the amount due under the Note, the Company shall have the right to demand that Executive pledge to the Company such additional number of shares necessary to cause the total number of pledged shares to equal 110% of the amount then due. Executive shall pledge the appropriate number of shares within ten days of delivery of a request for additional shares from the Company. For purposes hereof, any additional shares are included within the term "Shares." All Shares will be returned to the Executive, except to the extent disposed of or retained pursuant to subsection
2.3 hereof, as follows:

          (a) If Executive is employed by the Company on January 1, 2000, the Company shall release and return to the Executive one or more certificates representing one-half of the Shares then pledged to the Company.

          (b) If Executive is employed by the Company on January 1, 2001, the Company shall release and return to the Executive all Certificates representing any Shares remaining subject to the pledge provided for in this Agreement.

     2.2 RIGHTS TO SHARES. So long as no Event of Default (as defined in Section 4 below) shall have occurred and be continuing, Executive shall have all voting and other consensual rights with respect to the Shares. All dividends on or distributions with respect to the Shares shall be paid over to the Company and applied as set forth in subsection 2.1 hereof. Upon an Event of Default, all voting rights of the Executive respecting the Shares shall automatically cease without notice or further action.

     2.3 REMEDIES. Upon the occurrence of an Event of Default, the Company shall have and may exercise all rights and remedies afforded to a secured party pursuant to the


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Uniform Commercial Code of the State of Florida, including, without limitation, the right to sell the Shares at a public or private sale, at which sale the Company may purchase or have the right to retain the Shares in satisfaction of the Executive's obligations in accordance with the provisions of the Uniform Commercial Code of the State of Florida.

Section 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE EXECUTIVE

     The Executive hereby represents and warrants to the Company as follows:

     3.1 VALIDITY. This Agreement and the Note have been duly and validly executed and delivered by the Executive and are valid and binding obligations of the Executive, enforceable against the Executive in accordance with their respective terms.

     3.2 OWNERSHIP OF STOCK. The Executive owns outright and has good and marketable title to all of the Shares, free and clear of all liens, mortgages, pledges, encumbrances and charges of any kind except as are created by this Agreement. The Executive has all power and authority necessary to effectively pledge the Shares to the Company.

     3.3 OTHER LIENS ON THE SHARES. The Executive agrees that from the date hereof until payment or forgiveness of all outstanding indebtedness under the Note, the Executive will not create, assume or suffer to exist any pledge, lien, charge, encumbrance or other security interest of any kind upon any of the Shares subject to this Agreement except as provided herein without the prior written consent of the Company.

Section 4. DEFAULT

     If any of the following events ("Events of Default") shall occur, and be continuing:


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     4.1 The Executive shall default in the payment of any outstanding indebtedness under the Note, whether at maturity, by acceleration, by mandatory prepayment or otherwise, after the same shall become due and payable, and the grace period provided in the Note shall have expired.

     4.2 The Executive shall default in the performance of or compliance with any agreement, term or condition contained in this Agreement and such default shall not be remedied within thirty (30) days after notice of such default is given to the Executive by the Company.

     4.3 Any representation or warranty made by the Executive herein or in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect. The Company may at any time thereafter by notice to the Executive declare the entire unpaid balance of the Note due and payable.

Section 5. NOTICES

     All notices and communications provided for herein shall be delivered personally, by a prepaid overnight courier service or mailed by registered or certified mail, postage prepaid, addressed to the parties at the addresses first set forth above, or at such other addresses as may be specified by written notice.

Section 6. MISCELLANEOUS

     6.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by the Executive herein shall survive the making of the Loan and the delivery of the Note hereunder.

     6.2 WAIVER; REMEDIES. No delay on the part of the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall' any single


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or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the Company would otherwise have.

     6.3 GOVERNING LAW. This Agreement and the Note shall be construed under the laws of the State of Florida applicable to agreements made and performed entirely in such State.

     6.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the successors and assigns of the parties hereto; provided, however, that this Agreement shall not be assignable by the Executive without the prior written consent of the Company,

     IN WITNESS WHEREOF, the parties hereto have signed or caused this Agreement to be signed as of the day and year first above written.

                                       THE EXECUTIVE:

                                       /s/ Mark Mastrini
                                       -------------------------
                                             MARK MASTRINI


                                        800 TRAVEL SYSTEMS, INC.

                                        By: /s/ Jerry Sendrow
                                           ---------------------
                                            Name: Jerry Sendrow
                                            Title: VP/CFO